Exhibit 10.1
SUBORDINATED
NOTE PURCHASE AGREEMENT
Dated as of October 20, 2009

SUBORDINATED NOTE PURCHASE AGREEMENT
     This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of October 20, 2009 and is made by and among RIVER BANK (“Borrower”) and COMMERCE BANK & TRUST COMPANY (the “Lender”).
RECITALS:
     Borrower is a Massachusetts bank and a wholly-owned subsidiary of LSB Corporation, a Massachusetts corporation (“Parent”).
     Borrower has requested that Lender purchase from Borrower $6,000,000 in subordinated debt (the “Subordinated Debt”) that qualifies as Tier 2 Capital (as defined herein). The Subordinated Debt may be referred to in this Agreement as the “Facility.”
     Lender is willing to purchase from Borrower a subordinated note in the principal amount of $6,000,000 in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Note (as defined herein). The Subordinated Debt is intended to qualify as Tier 2 Capital.
     THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T:
1. DEFINITIONS.
     1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the other Transaction Document have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
     “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person and their respective Affiliates, and solely in the case of Lender and its Affiliates, their members, shareholders, directors, officers, employees, agents and representatives.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to (i) have been duly adopted by the Board of Directors and (ii) be in full force and effect on the date of such certification.

     “Borrower” has the meaning set forth in the preamble hereto and shall include any successor to Borrower by merger or consolidation.
     “Borrower 2008 Financial Statements” has the meaning set forth in Section 4.4.
     “Borrower Financial Statements” has the meaning set forth in Section 4.4.
     “Borrower’s Accountant” means such firm of certified public accountants selected by Parent as shall from time to time audit Parent.
     “Borrower’s Liabilities” means Borrower’s obligations under this Agreement and any other Transaction Documents.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Massachusetts are permitted or required by any applicable law or executive order to close.
     “Closing” has the meaning set forth in Section 2.5.
     “Closing Date” means October 20, 2009.
     “Code” means the Internal Revenue Code of 1986, as amended or recodified.
     “Condition or Release” means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials.
     “Disbursement” has the meaning set forth in Section 3.1.
     “Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.
     “Event of Default” has the meaning set forth in Section 8.1.1.
     “Facility” has the meaning set forth in the recitals hereto.
     “FDIC” means the Federal Deposit Insurance Corporation.
     “FDI Act” means the Federal Deposit Insurance Act, as amended or recodified.
     “FRB” means the Board of Governors of the Federal Reserve System.
     “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

     “Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Borrower or Parent, as applicable.
     “Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
     “Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
     “Indebtedness” means and includes: (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary of Borrower; and (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Borrower’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Borrower’s depository institution and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.
     “Instructions” means disbursement instructions given by Borrower to Lender specifying the manner in which proceeds of the Subordinated Debt should be disbursed at Closing.
     “Interest Payment Date” means a date one month after the closing date and every month thereafter continuing until the earlier of the Maturity Date or the date the Subordinated Debt is paid in full.
     “Interest Rate” means a 8.50% per annum rate of interest.

     “Interim Financial Statements” has the meaning set forth term in Section 4.4.1.
     “Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
     “Lender” has the meaning set forth in the preamble hereto.
     “Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, business or prospects of such Person or its Subsidiaries, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Note, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Parent, Borrower or Lender, including, but not limited to, changes in levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of Parent, Borrower or Lender, including expenses incurred by Parent, Borrower or Lender in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by Borrower with the prior written consent of Lender, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Note.
     “Maturity Date” means October 20, 2016.
     “Parent” has the meaning set forth in the recitals hereto.
     “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
     “Property” means any real property owned or leased by Borrower or any Affiliate or Subsidiary.
     “Subordinated Debt” has the meaning set forth in the recitals hereto.
     “Subordinated Note” means a Subordinated Note in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

     “Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.
     “Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in the Statement of Policy on Risk-Based Capital for state chartered FDIC-insured non-member banks published by the FDIC (12 C.F.R. Part 325, Appendix A, as amended, modified and supplemented and in effect from time to time or any replacement thereof).
     “Transaction Documents” means this Agreement and the Subordinated Note.
     “Unmatured Event of Default” means an event or circumstance that with the passage of time, the giving of notice or both could become an Event of Default.
     1.2. Certain Accounting Terms; Interpretations. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to eastern time unless otherwise specifically provided. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be reasonable fees and expenses of Lender’s outside counsel and of any other third-party experts or consultants engaged by Lender’s outside counsel on Lender’s behalf. All references to the Transaction Documents shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.
     1.3. Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2. SUBORDINATED DEBT.
     2.1. General Matters.
          2.1.1. Certain Terms. The Lender agrees to purchase the Subordinated Debt from Borrower on the Closing Date in accordance with the terms of, and subject to the conditions set forth in, this Agreement and the Subordinated Note. The Subordinated Debt shall be disbursed in accordance with Section 3.1. The Subordinated Debt shall bear interest per annum at a rate equal to 8.50%. The unpaid principal balance of the Subordinated Debt plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Subordinated Note or this Agreement.
          2.1.2. Subordination. The Subordinated Note shall be subordinated in accordance with the subordination provisions set forth therein.
     2.2. The Subordinated Note. The Facility shall be further evidenced by the Subordinated Note.
     2.3. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the other Transaction Document with respect to the Subordinated Note shall be repaid in full. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Facility past its Maturity Date, and shall not extend such terms beyond the Maturity Date unless Borrower and Lender hereafter specifically otherwise agree in writing.
     2.4. Unsecured Facility. The obligations of Borrower to Lender under the Subordinated Note shall be unsecured.
     2.5. The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of the Borrower at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
     2.6. Interest Payments. The Facility will bear interest at the Interest Rate of 8.50% per annum on the principal thereof, on any overdue principal and on any overdue installment of interest, payable on each Interest Payment Date at the rates and under the circumstances set forth herein. The initial Interest Payment Date shall be on the date one month after the Closing.
     2.7. Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and the date of payment (with respect to the amount timely paid on such date) shall be excluded. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the term of the Facility. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Subordinated Note, Borrower and Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to Borrower by Lender (or if such consideration shall have been paid in full, such excess refunded to Borrower by Lender).
     2.8. Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
     2.9. Application of Payments. All payments received by Lender from or on behalf of Borrower shall be applied first to amounts due to Lender to reimburse Lender’s costs and expenses, including those pursuant to Section 5.4 or Section 8.4, second to accrued interest under the Subordinated Note, and third to principal amounts outstanding under the Subordinated Note; provided, however, subject to Section 8.1.2 of this Agreement, that after the date on which the final payment of principal with respect to the Facility is due or following and during any Event of Default or Unmatured Event of Default, all payments received on account of Borrower’s Liabilities shall be applied in whatever order, combination and amounts as Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing to Lender.
     2.10. Payment of Principal. Borrower shall repay to Lender $1,200,000 as principal reduction on the third annual anniversary of the closing and on each successive annual anniversary thereafter until the final maturity date in 2016.
     2.11. Redemption. Commencing on or after the one year anniversary of the Closing Date, Borrower may, upon at least five Business Days’ notice to Lender, redeem all or a portion of the principal amount outstanding under the Subordinated Debt by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of redemption. With respect to the premature redemption of Subordinated Debt, Borrower shall pay Lender an amount in cash equal to (i) 104.0% of the principal amount of Subordinated Debt to be redeemed if redeemed on or after October 20, 2010 but before October 20, 2012, (ii) 103.0% of the principal amount of Subordinated Debt to be redeemed if redeemed on or after October 20, 2012 but before October 20, 2013, (iii) 102.5% of the principal amount of Subordinated Debt to be redeemed if redeemed on or after October 20, 2013 but before October 20, 2014, (iv) and 100.5% of the principal amount of Subordinated Debt to be redeemed if redeemed on October 20, 2014 but before October 20, 2016, in each case plus unpaid interest accrued thereon to such redemption date. Borrower acknowledges, under current applicable regulations, it may not retire its obligations hereunder without the prior written consent of the FDIC or other primary regulator (including payment at maturity, or pursuant to an acceleration clause or redemption prior to maturity). Borrower further acknowledges that Lender shall have no responsibility to verify whether Borrower has obtained any such consent.
     2.12. Right of Offset. Lender hereby expressly waives any right of offset it may have against Borrower.

3. DISBURSEMENT.
     3.1. Disbursement. At the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Transaction Documents and any other related documents in form and substance reasonably satisfactory to Lender, Lender shall disburse $6,000,000 (net of certain expenses) to Borrower for the Subordinated Note (the “Disbursement”).
     3.2. Conditions Precedent to Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following:
          3.2.1. Transaction Documents. The Transaction Documents, including, without limitation, the Subordinated Note.
          3.2.2. Authority Documents.
               3.2.2.1. A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the charter of Borrower;
               3.2.2.2. A good standing certificate of Borrower issued by the appropriate secretary of state or Governmental Agency;
               3.2.2.3. A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the Bylaws of Borrower;
               3.2.2.4. A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement and the Subordinated Note; and
               3.2.2.5. An incumbency certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Subordinated Note and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).
          3.2.3. Other Requirements. Such other additional information regarding Borrower, any Subsidiary and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as Lender may reasonably require.
          3.2.4. Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as Lender may reasonably request.

4. GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:
     4.1. Organization and Authority.
          4.1.1. Organization Matters. Borrower is validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has all requisite corporate power and authority, and possesses all licenses necessary, to conduct business and activities as presently conducted, to own its properties and to perform its obligations under this Agreement. The deposit accounts of Borrower are insured by the FDIC. Borrower has not received any notice or other information indicating that Borrower is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Borrower as an FDIC-insured institution. Borrower and its Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a Material Adverse Effect on Borrower, (ii) the validity of which is being contested in good faith or (iii) for which proper reserves have been set aside on the books of Borrower or any applicable Subsidiary, as the case may be.
          4.1.2. Capital Stock and Related Matters. All of the outstanding capital stock of Borrower is owned beneficially and of record by Parent and has been duly authorized and validly issued and is fully paid and nonassessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Borrower or obligating Borrower to grant, extend or enter into any such agreement or commitment to any Person other than Parent.
          4.1.3. Subsidiaries. Each Subsidiary of Borrower and Parent is validly existing and in good standing under the laws of its jurisdiction or organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties.
     4.2. No Impediment to Transactions.
          4.2.1. Transaction is Legal and Authorized. The issuance of the Subordinated Debt, the borrowing of the principal amount of the Facility, the execution of this Agreement and the other Transaction Document and compliance by Borrower with all of the provisions of this Agreement and of the other Transaction Document are within the corporate and other powers of Borrower. This Agreement and the other Transaction Document to which Borrower is a party have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.
          4.2.2. No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, charter, bylaw or any other agreement or instrument to which Borrower, Parent or any Subsidiary is now a party or by which any of them or any of their properties may be bound or affected; (ii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iii) any statute, rule or regulation applicable to Borrower or Parent, except, in each such case, for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on such Person, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower, Parent or any Subsidiary, except for such liens, charges and encumbrances that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on such Person. None of Borrower, Parent or any Subsidiary is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Borrower, Parent or any Subsidiary is a party or by which Borrower, Parent or any Subsidiary or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Borrower, Parent or any Subsidiary.
          4.2.3. Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Borrower that have not been obtained, and no registrations or declarations are required to be filed by Borrower in connection with, or, contemplation of, the execution and delivery of, and performance under, this Agreement and the other Transaction Document that have not been filed, other than such orders, permissions, consents, approvals, authorizations, registrations and declarations that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Borrower.
     4.3. Possession of Licenses and Permits. Each of Borrower and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Borrower; each of the Borrower and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate have a Material Adverse Effect on Borrower; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Borrower; and neither Borrower nor any Subsidiary of Borrower has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, in the reasonable judgment of Borrower, is likely to result in a Material Adverse Effect on Borrower.
     4.4. Financial Condition.
          4.4.1. Borrower Financial Statements. Borrower has delivered to Lender copies of regulatory financial statements on the appropriate regulatory form filed by Borrower (the “Borrower 2008 Financial Statements”) for the 12 months ended December 31, 2008.

The Borrower 2008 Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines and with GAAP on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as at, and for the period ending at, such date. In addition, Borrower has delivered to Lender copies of its regulatory financial statements filed by Borrower for the period ended June 30, 2009 (“Interim Financial Statements” and together with the Borrower 2008 Financial Statements, the “Borrower Financial Statements”). The Interim Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines and with GAAP, without footnotes and subject to year end adjustments, on a basis consistent with prior periods, and, to the best of Borrower’s knowledge, fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as at, and for the period ending at, such date. The Borrower Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of Borrower in accordance with applicable banking regulations, rules and guidelines, respectively. Borrower does not have any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Borrower Financial Statements.
          4.4.2. Absence of Default. No event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Borrower the right to accelerate the maturity of any material Indebtedness of Borrower. Borrower is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Borrower.
          4.4.3. Loans. Each loan having an outstanding balance of more than $1,000,000 and reflected as an asset of Borrower in the Borrower Financial Statements is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms. To the best of Borrower’s knowledge, after due and diligent inquiry, (a) no obligor named therein is seeking to avoid the enforceability of the terms of any loan, and (b) no loan having an unpaid balance (principal and accrued interest) in excess of $1,000,000 is subject to any defense, offset or counterclaim.
          4.4.4. Allowance for Loan Losses. The allowance for loan losses shown in the Borrower Financial Statements has been established in a manner consistent with past practices and in accordance with applicable regulatory guidelines and, to the best of Borrower’s knowledge, is adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding as of the date of such statements or reports.
          4.4.5. Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower, Parent or any Subsidiary.
     4.5. Title to Properties.
          4.5.1. Owned Property. For assets or property owned by Borrower, Parent or any Subsidiary, Borrower, Parent and the Subsidiaries have, respectively, good and marketable fee title to all the owned Properties, and good and marketable title to all other property and assets reflected in the Borrower Financial Statements, except for (a) real property and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Borrower, (b) property or other assets leased by Borrower, Parent or the Subsidiaries, and (c) property and assets sold or otherwise disposed of in the ordinary course of the Borrower’s business subsequent to the date of the Borrower Financial Statements.
          4.5.2. Leased Property. For assets or property leased by Borrower, Parent or any Subsidiary, Borrower and each such Subsidiary enjoy peaceful and undisturbed possession under all of the Leases under which they are operating, all of which permit the customary operations of Borrower, Parent and any Subsidiary, as applicable. None of such Leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default by Borrower, Parent or any Subsidiary under any thereof.
     4.6. No Material Adverse Change. Since June 30, 2009, to the best of Borrower’s knowledge, neither the business, operations, properties nor assets of Borrower, Parent or any Subsidiary have been materially and adversely affected in any way, as the result of any act or event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof. Since September 30, 2009, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Borrower, Parent or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.
     4.7. Legal Matters.
          4.7.1. Compliance with Law. Borrower, Parent and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on Borrower, Parent or any Subsidiary.
          4.7.2. Taxes. Borrower, Parent and each Subsidiary have filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and have paid, or made adequate provision for the payment of, all material taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower, Parent or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Borrower is unaware of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service with respect to the United States income tax liability of Borrower, Parent or any Subsidiary. To the best of Borrower’s knowledge, Borrower, Parent and each Subsidiary have withheld amounts from their employees, shareholders or holders of public deposit accounts in full and complete compliance with the tax withholding provisions of applicable federal, state and local laws and each has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been made within the time period required by law.
          4.7.3. Regulatory Enforcement Actions. None of Borrower, Parent, any Subsidiary or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the best of Borrower’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.
          4.7.4. Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the best of Borrower’s knowledge, threatened or proposed, against Borrower, Parent or any Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Borrower, Parent or any Subsidiary or affect issuance or payment of the Subordinated Note; and none of Borrower, Parent or any Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that, either separately or in the aggregate, will have a Material Adverse Effect on Borrower, Parent or any Subsidiary.
     4.7.5. Environmental. No Property is or, to the best of Borrower’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Borrower nor any Subsidiary has engaged in such activities. Each Property, and Borrower and each Subsidiary, are in compliance with all Hazardous Materials Laws. There are no claims or actions (“Hazardous Materials Claims”) pending or, to the best of Borrower’s knowledge, threatened against Borrower or any Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

          4.7.6. Brokerage Commissions. Neither Borrower nor any Affiliate of Borrower is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement..
          4.7.7. Anti-Money Laundering. Borrower and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. Borrower and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder. Borrower and its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best of Borrower’s knowledge, threatened regarding the compliance by Borrower and its Subsidiaries with the USA PATRIOT Act or any regulations promulgated thereunder, except as disclosed in writing to the Lender.
          4.7.8. No Registration. It is not necessary in connection with the offer, sale and delivery of the Subordinated Note to the Lender to register the Subordinated Note under the Securities Act of 1933, as amended.
     4.8. Borrower Status.
          4.8.1. Non-Foreign Status. Borrower is not a nonresident alien for purposes of U.S. income taxation and is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Code or the regulations promulgated thereunder).
          4.8.2. Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          4.8.3. No Burdensome Agreements. None of Borrower, Parent or any Subsidiary is a party to any agreement, instrument or undertaking or subject to any other restriction (a) which currently has a Material Adverse Effect on Borrower, Parent or any Subsidiary, or (b) under or pursuant to which Borrower, Parent or any Subsidiary is or will be required to place (or under which any other Person may place) a lien upon any of its material properties securing Indebtedness either upon demand or upon the happening of a condition, with or without such demand.
          4.8.4. Foreign Qualifications. Borrower and each of the Subsidiaries of Borrower is duly qualified as a foreign corporation to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in any Material Adverse Effect on Borrower and Subsidiaries of Borrower, considered as one enterprise.

     4.9. No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Borrower to Lender in connection with the negotiation, execution or performance of this Agreement or the funding of the Facility contains any untrue statement of a material fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Lender and as of the Closing Date.
     4.10. Representations and Warranties Generally. The representations and warranties set forth in this Agreement or in any other Transaction Document will be true and correct (a) on the date of this Agreement, (b) as of the date of the Disbursement, and (c) as otherwise specifically provided herein. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender’s review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on their behalf (and Borrower hereby acknowledges such reliance by Lender in making the Facility and all disbursements thereunder) and, furthermore, shall survive the making of any or all of the disbursements of proceeds under the Facility and continue in full force and effect as long as there remains unperformed any obligations to Lender hereunder or under any of the other Transaction Documents.
5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:
     5.1. Compliance with Transaction Documents. Borrower shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Transaction Documents.
     5.2. Certain Transactions; Business Operations.
          5.2.1 Merger and Consolidation. Borrower shall not consolidate with or merger with any Person unless: (a) the successor entity which results from such consolidation or merger, if not Borrower (the “Surviving Entity”), (i) shall be a solvent FDIC insured depository institution organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall have executed and delivered to the holder of the Subordinated Note its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Subordinated Note, and the due and punctual performance and observation of all of the covenants in the Subordinated Note and this Agreement to be performed or observed by Borrower and shall furnish to such holder an opinion of counsel in form and substance reasonably satisfactory to such holder to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (b) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of Borrower or any of its Subsidiaries as a result of such transaction as having been incurred by Borrower or such Subsidiary at the time of such transaction, no Event of Default or Unmatured Event of Default would exist.
          5.2.2. Banking Practices. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to engage in any unsafe or unsound banking practices as determined by a Governmental Agency.
          5.2.3. Affiliate Transactions. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
          5.2.4. Insurance. At its sole cost and expense, Borrower shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law, or as is usual and customary for owners of similar businesses and properties in the same general area in which Borrower or a Subsidiary operates. All such bonds and policies of insurance shall be in a form, in an amount and with issuers/insurers recognized as adequate by prudent business persons.
     5.3. Compliance with Laws.
          5.3.1. Generally. Borrower shall comply and cause each Subsidiary to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Borrower and/or such Subsidiary.
          5.3.2. Regulated Activities. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to (a) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Borrower and/or such Subsidiary or (b) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
          5.3.3. Taxes. Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Borrower or any Subsidiary or upon the income, profits, or property of Borrower or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Borrower or any Subsidiary. Notwithstanding the foregoing, none of Borrower or any Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of Borrower and such Subsidiary as are deemed adequate by Lender.
          5.3.4. Environmental Matters. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Borrower shall: (a) exercise, and cause each Subsidiary to exercise, due diligence in order to comply in all respects with all Hazardous Materials Laws; and (b) promptly take any and all necessary remedial action in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply with all applicable Hazardous Materials Laws; provided, however, that such Borrower shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Borrower or any Subsidiary undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Laws and in accordance with the policies, orders and directives of all Governmental Agencies.
          5.3.5. Environmental Indemnity. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in the Facility) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorney’s fees and expenses) which Lender may incur as a direct or indirect consequence of (a) any Hazardous Materials Claim or any other violation of a Hazardous Materials Law applicable to the operations of Borrower or any of its Subsidiaries or the Property, or (b) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property or otherwise by Borrower or any Subsidiary in violation of Hazardous Materials Law. Borrower’s duty and obligations to defend, indemnify and hold harmless Lender shall survive the cancellation of the Subordinated Note and any other Transaction Document until the expiration of the relevant statutes of limitation under Hazardous Materials Law.
          5.3.6. Corporate Existence. Borrower shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to Borrower or the Subsidiaries; provided, however, that Borrower may consummate a merger or consolidation in accordance with Section 5.2.1.
     5.4. Certain Expenses. Borrower will (a) pay all reasonable costs and expenses of Lender incident to the transactions contemplated by this Agreement incurred by Bowditch & Dewey, LLP, counsel to Lender in this transaction, in connection with its preparation, negotiation and execution of the Transaction Documents, and pay and save Lender and all other holders of the Subordinated Note harmless against any and all liability with respect to amounts payable as a result of (i) any taxes which may be determined to be payable in connection with the execution and delivery of this Agreement or the Subordinated Note or any modification, amendment or alteration of the terms or provisions of this Agreement or the Subordinated Note (excluding, in each case, taxes calculated based upon the income of Lender), (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by Borrower for any of such violations, taxes, interests or penalties paid by Lender. The obligations of Borrower under this Section 5.4 shall survive the repayment in full of the Subordinated Note.
6. REPORTING. Borrower shall furnish and deliver or cause to be furnished and delivered to Lender:
     6.1. Annual. As soon as available and in any event within 90 days after the close of each fiscal year of Borrower, or within such further time as Lender may permit, consolidated and consolidating audited financial statements for Parent, Borrower and the Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein. Such financial statements shall be accompanied by the unqualified opinion of Borrower’s accountant or other independent certified public accountants reasonably acceptable to Lender.
     6.2. Quarterly. As soon as available and in any event within 45 days after the close of each quarterly period of each fiscal year of Borrower, (a) the call reports filed by Borrower with state or federal bank regulatory agencies, and (b) the quarterly reports of Parent filed with the S.E.C. on form 10-Q.
     6.3. Periodic. Promptly after sending, making available or filing same, copies of all other reports, proxy statements or financial statements that Parent makes available to its stockholders and all registration statements and reports that Parent files with the S.E.C.
7. FINANCIAL COVENANT. Borrower shall maintain such capital as may be necessary to cause Borrower to be classified at all times as “adequately capitalized”, in accordance with the rules and regulations of its primary federal regulator, as in effect from time to time and consistent with the financial information and reports contemplated in Section 6.
8. BORROWER’S DEFAULT.
     8.1. Borrower’s Defaults and Lender’s Remedies.
          8.1.1. Events of Default. Notwithstanding any cure periods described below, Borrower shall immediately notify Lender in writing when Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following will constitute an “Event of Default” under this Agreement:
               8.1.1.1. Borrower fails to pay, when due, any principal of or installment of interest on the Subordinated Note; or

               8.1.1.2. Borrower fails to pay, when due, any amount payable under this Agreement, the Subordinated Note (other than principal or interest), and such failure continues for a period of five Business Days after knowledge thereof by Borrower; or
               8.1.1.3. Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section 8.1.1 and such failure continues for a period of thirty days after knowledge thereof by Borrower; or
               8.1.1.4. Any “Event of Default” or “Default” as defined under, or a default or breach in any respect by Borrower of any representation, warranty, covenant or agreement under, any of the Transaction Documents occurs and is not cured within 30 days thereof; or
               8.1.1.5. Any certification made pursuant to this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Transaction Documents by Borrower shall be materially incorrect or false as of the delivery date of such certification, or any representation to Lender by Borrower as to the financial condition or credit standing of Borrower is or proves to be false or misleading; or
               8.1.1.6. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement or any of the Transaction Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 60 days after the granting of such decree or order; or
               8.1.1.7. Borrower shall fail comply with Section 7 hereof; or
               8.1.1.8. Final judgment or judgments for the payment of no less than $5,000,000 in the aggregate is or are outstanding against Borrower or against any of its property or assets, and any one or more of such judgments equal to no less than $5,000,000 in the aggregate has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or
               8.1.1.9. Borrower is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder; or
               8.1.1.10 Borrower (a) becomes insolvent or is unable to pay its debts as they mature, (b) makes an assignment for the benefit of creditors, (c) admits in writing its inability to pay its debts as they mature, or (d) ceases doing business as a depository insitutution; or
               8.1.1.11 If, pursuant to any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to Borrower, (a) any proceedings involving Borrower are commenced by or against Borrower, or (b) a trustee of any substantial part of the assets of Borrower is applied for or appointed, and Borrower by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within 60 days after the entry of such order or such appointment, such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or
               8.1.1.12 Borrower applies for, consents to or acquiesces in the appointment of a receiver or conservator for itself, or in the absence of such application, consent or acquiescence, a receiver or conservator is appointed for Borrower; or
               8.1.1.13 Following the expiration of any grace period applicable thereto, Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation, in the performance of any other term, condition or covenant contained in any agreement (including, without limitation, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis) under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity if the aggregate amount that becomes due in such manner is in excess of $5,000,000.
               8.1.1.14 Borrower shall have been in material breach of any of the representations and warranties set forth in Section 4 hereof as of the date of this Agreement.
          8.1.2. Lender’s Remedies. Upon the occurrence of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Transaction Document, to do any or all of the following, concurrently or successively, without notice to Borrower:
               8.1.2.1. Solely pursuant to Sections 8.1.1.6, 8.1.1.10, 8.1.1.11, or 8.1.1.12, declare the Subordinated Note to be, and it shall thereupon become, immediately due and payable, subject to approval by Governmental Agencies, as applicable, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Subordinated Note to the contrary notwithstanding; or
               8.1.2.2 Exercise all of its rights and remedies at law or in equity.
               8.1.2.3. If Borrower ceases or elects to cease to be subject to the supervision and regulations of the FDIC or similar regulatory authority overseeing bank, thrift, savings and loan or financial holding companies or similar institutions requiring specifications for the treatment of capital similar in nature to the capital adequacy guidelines under the FDIC rules and regulations, then the Lender may declare the Subordinated Note to be, and it shall thereupon become, immediately due and payable upon the occurrence of any Event of Default set forth in Section 8.1.1.
     8.2. Other Remedies. Nothing in this Article 8 is intended to restrict Lender’s rights under any of the other Transaction Documents, other related documents, or at law or in equity, and Lender may exercise such rights and remedies as and when they are available.

     8.3. No Lender Liability. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, except for its or their own gross negligence or willful misconduct.
     8.4. Lender’ Fees and Expenses. In case of any Event of Default or Unmatured Event of Default hereunder, Borrower shall pay Lender’s fees and expenses including, without limitation, reasonable attorneys’ fees and expenses, in connection with the enforcement of this Agreement or any of the other Transaction Documents or other related documents.
9. MISCELLANEOUS.
     9.1 Release; Indemnification. Borrower hereby releases Lender and its Affiliates, directors, officers, employees, agents and advisors from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage in connection with (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Facility and (b) any other act or omission to act on the part of Lender, its Affiliates, officers, agents, directors, advisors or employees, except in each instance for willful misconduct and gross negligence. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or awarded against Lender or any of Lender’s Affiliates in connection with, arising from or relating to Lender’s entering into or carrying out the terms of this Agreement or being the holder of the Subordinated Note, unless Borrower establishes that the loss, liability, obligations, penalty, claim, fine, demand, litigation, defense, cost, judgment, suit, proceeding, damage, disbursement or expense arose primarily by reason of Lender’s or any of Lender’s Affiliates’ willful misconduct or gross negligence.
     9.2. Prohibition on Assignment. Borrower may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Note without the prior written consent of Lender.
     9.3. Time of the Essence. Time is of the essence of this Agreement.
     9.4. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver or amendment shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by a Lender or any holder of the Subordinated Note, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.
     9.5. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
     9.6. Usury; Revival of Liabilities. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the term of the Facility. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Subordinated Note, Borrower and Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to Borrower by Lender (or if such consideration shall have been paid in full, such excess refunded to Borrower by Lender). To the extent that Lender receives any payment on account of Borrower’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Borrower’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of Borrower’s Liabilities; provided, however, if Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower’s Liabilities shall be deemed satisfied.
     9.7. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

if to Borrower:	River Bank
30 Massachusetts Avenue
North Andover, MA 01845
Attention: President and Chief Executive Officer

if to Lender:	Commerce Bank & Trust Company
386 Main Street
Worcester, MA 01608
Attention: President and Chief Executive Officer
or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier.
     9.8. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall be effective or confer any rights on any purported assignee of Borrower.
     9.9. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Lender, shall be deemed to make a Lender a partner or joint venturer with Borrower.
     9.10. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.
     9.11. Entire Agreement. This Agreement and the other Transaction Document along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the other Transaction Document.
     9.12. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.
     9.13. Legal Reimbursement. If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Note or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all reasonable attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.
     9.14. No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.
     9.15. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
     9.16. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     9.17. Knowledge; Discretion. All references herein to Lender’s or the Borrower’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower’s knowledge shall be deemed to refer to the knowledge of Borrower and each Subsidiary. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender’s discretion or opinion, to the granting or withholding of Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide using the reasonable discretion or judgment of a prudent lender.
     9.18. Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTE, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENT AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed under seal by their duly authorized representatives as of the date first above written.

RIVER BANK
Witness	By:	/s/ Gerald T. Mulligan
		Name:	Gerald T. Mulligan
		Title:	President and Chief Executive Officer

COMMERCE BANK & TRUST COMPANY
Witness	By:	/s/ Brian W. Thompson
		Name:	Brian W. Thompson
		Title:	President and Chief Executive Officer

EXHIBIT A

SUBORDINATED NOTE

$6,000,000.00	October 20, 2009
     FOR VALUE RECEIVED, the undersigned, RIVER BANK (“Borrower”), hereby promises to pay to the order of COMMERCE BANK & TRUST COMPANY, or any holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of $6,000,000.00 with interest thereon as hereinafter provided. This Subordinated Note (this “Subordinated Note”) is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and among Borrower, and Lender (as may be amended, restated, supplemented or modified from time to time, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.
     Subject to prior regulatory approval, if applicable, all accrued interest and unpaid principal and other amounts due and payable under this Subordinated Note shall be paid in full on or before the Maturity Date. The outstanding unpaid principal balance of this Subordinated Note shall be payable in one installment on the Maturity Date. The unpaid principal amount outstanding under this Subordinated Note from time to time shall bear interest before maturity in accordance with the Agreement.
     Whenever any payment to be made under this Subordinated Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Note or in the Agreement. Borrower may prepay all of the outstanding unpaid principal balance under this Subordinated Note in accordance with Section 2.11. of the Agreement. Borrower acknowledges that under current applicable regulations it may not retire any part of its obligations hereunder without the prior written consent of the FDIC or other primary regulator (including payment at maturity, or pursuant to an acceleration clause or redemption prior to maturity). Borrower further acknowledges that Lender shall have no responsibility to verify whether Borrower has obtained any such consent.
     The indebtedness of Borrower evidenced by this Subordinated Note, including the principal, premium, if any, and interest, shall be subordinate and junior in right of payment to Borrower’s obligations to its depositors, and its other obligations to its general and secured creditors, except such other creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Note, if any. This Subordinated Note is ineligible as collateral for any loan made by Borrower and is unsecured.
     Lender expressly waives any right of offset it may have against Borrower.

     In the event of any dissolution, liquidation or winding up of Borrower, whether voluntary or involuntary, all obligations to Borrower’s depositors, general creditors and secured creditors, except such creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Note, if any, shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Subordinated Note. In the event of any such proceeding, after payment in full of all such sums owing with respect to such prior obligations, Lender, together with the holders of any obligations of Borrower ranking on a parity with this Subordinated Note, shall be entitled to be paid, from the remaining assets of Borrower, the unpaid principal and interest of this Subordinated Note or such obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligation of Borrower ranking junior to this Subordinated Note.
     If an Event of Default shall occur, Lender shall have the rights set forth in Section 8. of the Agreement.
     If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Note or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand reasonable attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.
     No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Note or the Agreement or the obligations secured thereby. A waiver of any term of this Subordinated Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Note and the terms of the Agreement, the terms of the Agreement shall prevail. In the event of any inconsistencies between the terms of this Subordinated Note and the terms of any document, other than the Agreement, related to the Facility evidenced by this Subordinated Note, the terms of this Subordinated Note shall prevail.
     Except as otherwise provided in the Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Note. In addition, Borrower expressly agrees that this Subordinated Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.
     Time is of the essence with respect to every provision hereof. This Subordinated Note shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, except to the extent that federal laws preempt the laws of The Commonwealth of Massachusetts, and all persons and entities in any manner obligated under this Subordinated Note consent to the jurisdiction of any federal or State court within The Commonwealth of

Massachusetts having proper venue and also consent to service of process by any means authorized by Massachusetts law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.
     All agreements between Borrower and Lender (including, without limitation, this Subordinated Note and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.
     Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Note at any time and from time to time. In the event of a transfer, all terms and conditions of this Subordinated Note shall be binding upon and inure to the benefit of the transferee after such transfer; provided, however, that Borrower shall have no obligation hereunder to any such transferee unless and until any transfer of this Subordinated Note is recorded on the books and records of Borrower.
     Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Note, Borrower shall, execute and deliver in lieu thereof a new Subordinated Note in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated Subordinated Note, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Note.
     Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.
     Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SUBORDINATED NOTE OR THE OTHER TRANSACTION DOCUMENT, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR

LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS, AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SUBORDINATED NOTE ONLY (A) TO BORROWER, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SUBORDINATED NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO BORROWER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE SUBORDINATED NOTE PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM BORROWER. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     THE INDEBTEDNESS OF BORROWER EVIDENCED BY THIS SUBORDINATED NOTE, INCLUDING THE PRINCIPAL AND PREMIUM, IF ANY, AND INTEREST SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO

ITS DEPOSITORS, ITS OBLIGATION UNDER BANKERS’ ACCEPTANCES AND LETTERS OF CREDIT, AND ITS OBLIGATIONS TO ITS OTHER CREDITORS, EXCEPT SUCH OTHER CREDITORS HOLDING OBLIGATIONS OF BORROWER RANKING ON A PARITY WITH OR JUNIOR TO THIS SUBORDINATED NOTE, BUT INCLUDING ITS OBLIGATIONS TO THE FEDERAL RESERVE BANK, FDIC, AND ANY RIGHT ACQUIRED BY THE FDIC AS A RESULT OF LOANS MADE BY THE FDIC TO BORROWER OR THE PURCHASE OR GUARANTEE OF ANY OF ITS ASSETS BY THE FDIC PURSUANT TO THE PROVISIONS OF 12 U.S.C. SECTION 1823 (C), (D) OR (E), WHETHER NOW OUTSTANDING OR HEREAFTER INCURRED. IN THE EVENT OF ANY INSOLVENCY, RECEIVERSHIP, CONSERVATORSHIP, REORGANIZATION, READJUSTMENT OF DEBT, MARSHALING OF ASSETS AND LIABILITIES OR SIMILAR PROCEEDINGS OR ANY LIQUIDATION OR WINDING UP OF OR RELATING TO BORROWER, WHETHER VOLUNTARY OR INVOLUNTARY, ALL SUCH OBLIGATIONS SHALL BE ENTITLED TO BE PAID IN FULL BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF THE PRINCIPAL OF, OR PREMIUM, IF ANY, OR INTEREST, ON THE SUBORDINATED NOTE. IN THE EVENT OF ANY SUCH PROCEEDINGS, AFTER PAYMENT IN FULL OF ALL SUMS OWING ON SUCH PRIOR OBLIGATIONS, THE HOLDER, OF THE SUBORDINATED NOTE, TOGETHER WITH ANY OBLIGATIONS OF BORROWER RANKING ON A PARITY WITH THE NOTE, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF BORROWER THE UNPAID PRINCIPAL THEREOF AND ANY UNPAID PREMIUM, IF ANY, AND INTEREST BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY, OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY CAPITAL STOCK OR ANY OBLIGATIONS OF BORROWER RANKING JUNIOR TO THE NOTE. NOTHING HEREIN SHALL IMPAIR THE OBLIGATION OF BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE NOTE ACCORDING TO ITS TERMS.
     THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.
     THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS

PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO BORROWER AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF BORROWER, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY BORROWER OR ANY OF ITS SUBSIDIARIES AND IS UNSECURED.
     IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note or caused this Subordinated Note to be executed under seal by its duly authorized representative as of the date first above written.

RIVER BANK
By:
	Name:	Gerald T. Mulligan
	Title:	President and Chief Executive Officer